Exhibit 99.4

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025, and the summary Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 present the combination of (a) the financial information of McCarthy Finney, a Delaware corporation (“Pubco,” or “McCarthy Finney”), Thramann Holdco Corp., a Delaware corporation (“Thramann Holdings”), Thramann Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Thramann Holdings (“Thramann Merger Sub”) and Auddia Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Auddia (“Auddia Merger Sub”) and (b) the assumed PIPE (“private investment in public equity”) and related adjustments described in the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information, and have been prepared in accordance with Article 11 of Regulation S-X.

The summary Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025 combines the historical balance sheet of Auddia and Thramann Holdings on a pro forma basis as if the Business Combination and PIPE Financing, summarized below, had been consummated on September 30, 2025. The summary Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 combine the historical statements of operations of Auddia and Thramann Holdings for such period on a pro forma basis as if the transaction, summarized below, had been consummated on January 1, 2024, the beginning of the earliest period presented:

•	All issued and outstanding common stock of Auddia will be converted into the right to receive Pubco common stock;
•	All issued and outstanding preferred stock of Auddia will be converted into the right to receive Pubco preferred stock;
•	All equity interests of Thramann Holdings will be converted into the right to receive (x) Pubco special preferred stock and (y) $3.5 million principal amount of Pubco notes.

The summary unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the historical financial statements of each of Auddia and Thramann Holdings and the notes thereto, which are included elsewhere in this proxy/registration statement, as well as the disclosures contained in the sections titled “Auddia Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Thramann Holdings Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

1

Summary Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025:

	Historical					Transaction Adjustment		Pro Forma
	Auddia Inc. Historical	(A) Equity Financing	Auddia Inc. Subtotal including (A) Equity Financing	Thramann Holdings	Combined including (A) Equity Financing	Preferred Stock & Warrant Holder Redemptions (B)	Merger acquisition adjustments (C)	Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$2,727,166	10,530,000	$13,257,166	$16,605	$13,273,771	(1,272,566)	–	$12,001,205
Accounts receivable, net	627	–	627	–	627	–	–	627
Prepaid assets	105,270	–	105,270	–	105,270	–	–	105,270
Other current assets	10,039	–	10,039	–	10,039	–	–	10,039
Total current assets	2,843,102	10,530,000	13,373,102	16,605	13,389,707	(1,272,566)	–	12,117,141
Noncurrent assets:	–
Property and equipment, net of accumulated depreciation	7,674	–	7,674	–	7,674	–	–	7,674
Intangible assets, net of accumulated amortization	25,048	–	25,048	1,061,631	1,086,679	–	–	1,086,679
Software development costs, net of accumulated amortization	1,677,235	–	1,677,235	26,444	1,703,679	–	–	1,703,679
Operating lease right of use asset	52,097	–	52,097	–	52,097	–	–	52,097
Goodwill	–	–	–	–	–	–	–	–
Deferred offering costs	258,253	–	258,253	–	258,253	–	–	258,253
Total noncurrent assets	2,020,307	–	2,020,307	1,088,075	3,108,382	–	–	3,108,382

Total Assets	4,863,409	10,530,000	15,393,409	1,104,680	16,498,089	(1,272,566)	–	15,225,523

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	593,361	–	593,361	78,031	671,392	–	500,000	1,171,392
Consideration payable	–	–	–	187,500	187,500	–	–	187,500
Note payable	–	–	–	–	–	–	3,500,000	3,500,000
Current portion of operating lease liability	35,977	–	35,977	–	35,977	–	–	35,977
Stock awards liability	14,852	–	14,852	–	14,852	–	–	14,852
Total current liabilities	644,190	–	644,190	265,531	909,721	–	4,000,000	4,909,721

Non-current liabilities:
Deferred tax liability	–	–	–	–	–	–	–	–
Non-current operating lease liability	25,063	–	25,063	–	25,063	–	–	25,063
Total non-current liabilities	25,063	–	25,063	–	25,063	–	–	25,063

Total liabilities	669,253	–	669,253	265,531	934,784	–	4,000,000	4,934,784

Shareholders' Equity
New Pubco Preferred Stock - $1,000 stated value	–	–	–	–	–	–	6,050,643	6,050,643
New Pubco Common stock - $0.001 par value	–	–	–	–	–	–	2,212,661	2,212,661
Series C Preferred stock - $0.001 par value, 750 shares issued and outstanding as of September 30, 2025	1	–	1	–	1	(1)	–	–
Common stock - $0.001 par value, 100,000,000 authorized and 2,172,563 shares issued and outstanding as of September 30, 2025	2,173	10,530	12,703	–	12,703	–	(12,703)	–
Additional paid-in capital	99,454,645	10,519,470	109,974,115	839,149	110,813,264	(1,272,565)	(107,513,264)	2,027,435
Accumulated deficit	(95,262,663)	–	(95,262,663)	–	(95,262,663)	–	95,262,663	–
Total equity	4,194,156	10,530,000	14,724,156	839,149	15,563,305	(1,272,566)	(4,000,000)	10,290,739
Total equity and liabilities	$4,863,409	10,530,000	$15,393,409	$1,104,680	$16,498,089	(1,272,566)	–	$15,225,523

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet are as follows:

(A)	Reflects $10 million of equity financing to be raised by Auddia Inc. needed in order to consummate business combination. Assuming 10 million shares issued at $1 per share.
(B)	Includes Series C Preferred Stock and Warrant Holder Redemptions
(C)	Represents recapitalization of Auddia's historical equity and accumulated deficit and the New Pubco preferred and common stock to be issued and transaction costs.

2

Summary Unaudited Pro Forma Condensed Combined Statement of Operations For the Nine Months Ended September 30, 2025:

	Nine Months Ended September 30, 2025			Pro Forma Adjustments		Nine Months Ended September 30, 2025
	Auddia Inc.	Thramann Holdings LLC	Combined (Historical)	Transaction Costs (other)	Total Pro Forma Adjustments	Pro Forma Combined
				AA

Revenue	$–	$–	$–	$–	$–	$–

Operating expenses
Direct cost of services	169,388	–	169,388	–	–	169,388
Sales and marketing	564,360	–	564,360	–	–	564,360
Research and development	950,744	–	950,744	–	–	950,744
General and administrative	2,059,273	120,499	2,179,772	–	–	2,179,772
Restructuring	806,432	–	806,432	–	–	806,432
Depreciation and amortization	1,147,981	106,838	1,254,819	–	–	1,254,819
Transaction costs	–	50,443	50,443	500,000	500,000	550,443
Total operating expenses	5,698,178	277,780	5,975,958	500,000	500,000	6,475,958
Loss from operations	(5,698,178)	(277,780)	(5,975,958)	(500,000)	(500,000)	(6,475,958)

Other expense:
Interest expense	(4,191)	–	(4,191)	–	–	(4,191)
Total other expense	(4,191)	–	(4,191)	–	–	(4,191)
Net loss before income taxes	(5,702,369)	(277,780)	(5,980,149)	–	(500,000)	(6,480,149)
Provision for income taxes	–	–	–	–	–	–
Net loss	$(5,702,369)	$(277,780)	$(5,980,149)	$–	$(500,000)	$(6,480,149)

Net loss per share attributable to common shareholders
Basic and diluted	$(6.86)	$–

Weighted average common shares outstanding
Basic and diluted	831,037	–

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations are as follows:

(AA)	Represents estimated transaction costs.

3

Summary Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2024:

	For the Year Ended December 31, 2024			Pro Forma Adjustments		For the Year Ended December 31, 2024
	Auddia Inc.	Thramann Holdings LLC	Combined (Historical)	Transaction Costs (other)	Total Pro Forma Adjustments	Pro Forma Combined
				BB

Revenue	$–	$–	$–	$–	$–	$–

Operating expenses
Direct cost of services	202,950	–	202,950	–	–	202,950
Sales and marketing	860,677	–	860,677	–	–	860,677
Research and development	1,020,609	–	1,020,609	–	–	1,020,609
General and administrative	3,845,302	223,101	4,068,403	–	–	4,068,403
Depreciation and amortization	1,987,601	101,645	2,089,246	–	–	2,089,246
Transaction costs	–	–	–	500,000	500,000	500,000
Total operating expenses	7,917,139	324,746	8,241,885	500,000	500,000	8,741,885
Loss from operations	(7,917,139)	(324,746)	(8,241,885)	(500,000)	(500,000)	(8,741,885)

Other expense:
Interest expense	(172,512)	–	(172,512)	–	–	(172,512)
Change in fair value of warrants	(632,388)	–	(632,388)	–	–	(632,388)
Total other expense	(804,900)	–	(804,900)	–	–	(804,900)
Net loss before income taxes	(8,722,039)	(324,746)	(9,046,785)	–	(500,000)	(9,546,785)
Provision for income taxes	–	–	–	–	–	–
Net loss	$(8,722,039)	$(324,746)	$(9,046,785)	$–	$(500,000)	$(9,546,785)

Net loss per share attributable to common shareholders
Basic and diluted	$(57.69)	$–

Weighted average common shares outstanding
Basic and diluted	151,194	–

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations are as follows:

(BB)	Represents estimated transaction costs.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Basis of Presentation and Business Combination

The following unaudited pro forma combined condensed consolidated financial statements are based on the separate historical financial statements of Auddia and Thramann Holdings and give effect to the Business Combination, including pro forma assumptions and adjustments related to the Merger, as described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025, is presented as if the Merger had occurred on September 30, 2025. The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 gives effect to the Merger, as if it had been completed on January 1, 2024. The historical financial information has been adjusted on a pro forma basis to reflect factually supportable items that are directly attributable to the Merger and, with respect to the Condensed Combined Statement of Operations only, expected to have a continuing impact on consolidated results of operations.

Merger

The Merger is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP because Thramann Holdings has been determined to be the accounting acquirer under FASB’s ASC 805, Business Combinations. Under this method of accounting, Auddia will be treated as the “acquired” company for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of Thramann Holdings will become the historical financial statements of the newly merged company, and Auddia assets, liabilities and results of operations will be consolidated with Thramann Holdings beginning on the acquisition date. For accounting purposes, the financial statements of McCarthy Finney will represent a continuation of the financial statements of Thramann Holdings with the Merger being treated as the equivalent of Thramann Holdings issuing stock for the net assets of Auddia, accompanied by a recapitalization. The net assets of Auddia will be stated at historical values. Operations prior to the Merger will be presented as those of Thramann Holdings in future reports of McCarthy Finney. This determination is primarily based on the evaluation of the following facts and circumstances taken into consideration:

•	Pre-business combination shareholders of Thramann Holdings will own a relatively larger portion in McCarthy Finney compared to the ownership to be held by the pre-business combination stockholders of Auddia;
•	Thramann Holdings has the right to appoint a majority of McCarthy Finney directors; and
•	The operations of Thramann Holdings prior to the transaction will comprise the only ongoing operations of McCarthy Finney.

Under the reverse recapitalization model, the business combination will be treated as Thramann Holdings issuing equity for the net assets of Auddia.

The Unaudited Pro Forma Condensed Combined Statement of Operations does not include the effects of the costs associated with any integration or restructuring activities resulting from the Business Combination. However, the Unaudited Pro Forma Condensed Consolidated Balance Sheet includes a pro forma adjustment to reduce cash and stockholders’ equity to reflect the payment of certain anticipated Business Combination costs.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Auddia and Thramann Holdings, adjusted to give effect to the Merger and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

5

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025 combines the adjusted balance sheet of Auddia with the historical Condensed Consolidated Balance Sheet of Thramann Holdings on a pro forma basis as if the Acquisition Merger and the other events contemplated by the Business Combination Agreement, summarized below, had been consummated on September 30, 2025.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 combines the historical unaudited statements of operations of Auddia for the nine months ended September 30, 2025 and for the year ended December 31, 2024 with the historical Unaudited Condensed Consolidated Statement of Operations of Thramann Holdings for the same respective periods, giving effect to the transaction as if the Merger and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2024.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

•	The historical unaudited financial statements of Auddia as of and for the nine months ended September 30, 2025;
•	The historical audited financial statements of Auddia for the year ended December 31, 2024;
•	The historical unaudited financial statements of Thramann Holdings as of and for the nine months ended September 30, 2025;
•	The historical audited financial statements of Thramann Holdings for the year ended December 31, 2024; and
•	other information relating to Auddia and Thramann Holdings included in this proxy statement/prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth thereof and the financial and operational condition of Auddia and Thramann Holdings (see “Auddia Management’s Discussion and Analysis of Financial Condition and Results of Operation” and “Thramann Holdings Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes is reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of McCarthy Finney. The unaudited pro forma combined condensed financial information should be read in conjunction with the historical financial statements and notes thereto of Auddia and Thramann Holdings.

The unaudited pro forma condensed combined information contained herein assumes that Auddia’s stockholders approve the Business Combination.

The total number of shares outstanding as of September 30, 2025, giving effect to the Business Combination on a pro forma unaudited as adjusted basis for the Auddia common stockholders is 12,702,563.

6

Auddia & Thramann Holdings

Unaudited Pro Forma Condensed Combined Balance Sheet

(including Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet)

As of September 30, 2025

	Historical					Transaction Adjustment		Pro Forma
	Auddia Inc.	(A) Equity Financing	Auddia Inc. Subtotal including (A) Equity Financing	Thramann Holdings	Combined including (A) Equity Financing	Preferred Stock & Warrant Holder Redemptions (B)	Merger acquisition adjustments (C)	Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$2,727,166	10,530,000	$13,257,166	$16,605	$13,273,771	(1,272,566)	–	$12,001,205
Accounts receivable, net	627	–	627	–	627	–	–	627
Prepaid assets	105,270	–	105,270	–	105,270	–	–	105,270
Other current assets	10,039	–	10,039	–	10,039	–	–	10,039
Total current assets	2,843,102	10,530,000	13,373,102	16,605	13,389,707	(1,272,566)	–	12,117,141
Noncurrent assets:	–
Property and equipment, net of accumulated depreciation	7,674	–	7,674	–	7,674	–	–	7,674
Intangible assets, net of accumulated amortization	25,048	–	25,048	1,061,631	1,086,679	–	–	1,086,679
Software development costs, net of accumulated amortization	1,677,235	–	1,677,235	26,444	1,703,679	–	–	1,703,679
Operating lease right of use asset	52,097	–	52,097	–	52,097	–	–	52,097
Goodwill	–	–	–	–	–	–	–	–
Deferred offering costs	258,253	–	258,253	–	258,253	–	–	258,253
Total noncurrent assets	2,020,307	–	2,020,307	1,088,075	3,108,382	–	–	3,108,382

Total Assets	4,863,409	10,530,000	15,393,409	1,104,680	16,498,089	(1,272,566)	–	15,225,523

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	593,361	–	593,361	78,031	671,392	–	500,000	1,171,392
Consideration payable	–	–	–	187,500	187,500	–	–	187,500
Note payable	–	–	–	–	–	–	3,500,000	3,500,000
Current portion of operating lease liability	35,977	–	35,977	–	35,977	–	–	35,977
Stock awards liability	14,852	–	14,852	–	14,852	–	–	14,852
Total current liabilities	644,190	–	644,190	265,531	909,721	–	4,000,000	4,909,721

Non-current liabilities:
Deferred tax liability	–	–	–	–	–	–	–	–
Non-current operating lease liability	25,063	–	25,063	–	25,063	–	–	25,063
Total non-current liabilities	25,063	–	25,063	–	25,063	–	–	25,063

Total liabilities	669,253	–	669,253	265,531	934,784	–	4,000,000	4,934,784

Shareholders' Equity
New Pubco Preferred Stock - $1,000 stated value	–	–	–	–	–	–	6,050,643	6,050,643
New Pubco Common stock - $0.001 par value	–	–	–	–	–	–	2,212,661	2,212,661
Series C Preferred stock - $0.001 par value, 750 shares issued and outstanding as of September 30, 2025	1	–	1	–	1	(1)	–	–
Common stock - $0.001 par value, 100,000,000 authorized and 2,172,563 shares issued and outstanding as of September 30, 2025	2,173	10,530	12,703	–	12,703	–	(12,703)	–
Additional paid-in capital	99,454,645	10,519,470	109,974,115	839,149	110,813,264	(1,272,565)	(107,513,264)	2,027,435
Accumulated deficit	(95,262,663)	–	(95,262,663)	–	(95,262,663)	–	95,262,663	–
Total equity	4,194,156	10,530,000	14,724,156	839,149	15,563,305	(1,272,566)	(4,000,000)	10,290,739
Total equity and liabilities	4,863,409	10,530,000	15,393,409	1,104,680	16,498,089	(1,272,566)	–	15,225,523

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet are as follows:

(A)	Reflects $10 million of equity financing to be raised by Auddia Inc. needed in order to consummate business combination. Assuming 10 million shares issued at $1 per share.
(B)	Includes Series C Preferred Stock and Warrant Holder Redemptions
(C)	Represents recapitalization of Auddia's historical equity and accumulated deficit and the New Pubco preferred and common stock to be issued and transaction costs.

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

7

Auddia & Thramann Holdings

Unaudited Pro Forma Condensed Combined Statement of Operations

(including Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations)

For the Nine Months Ended September 30, 2025

	Nine Months Ended September 30, 2025			Pro Forma Adjustments		Nine Months Ended September 30, 2025
	Auddia Inc.	Thramann Holdings LLC	Combined (Historical)	Transaction Costs (other)	Total Pro Forma Adjustments	Pro Forma Combined
				AA

Revenue	$–	$–	$–	$–	$–	$–

Operating expenses
Direct cost of services	169,388	–	169,388	–	–	169,388
Sales and marketing	564,360	–	564,360	–	–	564,360
Research and development	950,744	–	950,744	–	–	950,744
General and administrative	2,059,273	120,499	2,179,772	–	–	2,179,772
Restructuring	806,432	–	806,432	–	–	806,432
Depreciation and amortization	1,147,981	106,838	1,254,819	–	–	1,254,819
Transaction costs	–	50,443	50,443	500,000	500,000	550,443
Total operating expenses	5,698,178	277,780	5,975,958	500,000	500,000	6,475,958
Loss from operations	(5,698,178)	(277,780)	(5,975,958)	(500,000)	(500,000)	(6,475,958)

Other expense:
Interest expense	(4,191)	–	(4,191)	–	–	(4,191)
Total other expense	(4,191)	–	(4,191)	–	–	(4,191)
Net loss before income taxes	(5,702,369)	(277,780)	(5,980,149)	–	(500,000)	(6,480,149)
Provision for income taxes	–	–	–	–	–	–
Net loss	$(5,702,369)	$(277,780)	$(5,980,149)	$–	$(500,000)	$(6,480,149)

Net loss per share attributable to common shareholders
Basic and diluted	$(6.86)	$–

Weighted average common shares outstanding
Basic and diluted	831,037	–

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations are as follows:

(AA)	Represents estimated transaction costs.

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

8

Auddia & Thramann Holdings

Unaudited Pro Forma Condensed Combined Statement of Operations

(including Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations)

For the Year Ended December 31, 2024

	For the Year Ended December 31, 2024			Pro Forma Adjustments		For the Year Ended December 31, 2024
	Auddia Inc.	Thramann Holdings LLC	Combined (Historical)	Transaction Costs (other)	Total Pro Forma Adjustments	Pro Forma Combined
				BB

Revenue	$–	$–	$–	$–	$–	$–

Operating expenses
Direct cost of services	202,950	–	202,950	–	–	202,950
Sales and marketing	860,677	–	860,677	–	–	860,677
Research and development	1,020,609	–	1,020,609	–	–	1,020,609
General and administrative	3,845,302	223,101	4,068,403	–	–	4,068,403
Depreciation and amortization	1,987,601	101,645	2,089,246	–	–	2,089,246
Transaction costs	–	–	–	500,000	500,000	500,000
Total operating expenses	7,917,139	324,746	8,241,885	500,000	500,000	8,741,885
Loss from operations	(7,917,139)	(324,746)	(8,241,885)	(500,000)	(500,000)	(8,741,885)

Other expense:
Interest expense	(172,512)	–	(172,512)	–	–	(172,512)
Change in fair value of warrants	(632,388)	–	(632,388)	–	–	(632,388)
Total other expense	(804,900)	–	(804,900)	–	–	(804,900)
Net loss before income taxes	(8,722,039)	(324,746)	(9,046,785)	–	(500,000)	(9,546,785)
Provision for income taxes	–	–	–	–	–	–
Net loss	$(8,722,039)	$(324,746)	$(9,046,785)	$–	$(500,000)	$(9,546,785)

Net loss per share attributable to common shareholders
Basic and diluted	$(57.69)	$–

Weighted average common shares outstanding
Basic and diluted	151,194	–

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations are as follows:

(BB)	Represents estimated transaction costs.

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

9

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation and Accounting Policies

The Acquisition Merger is expected to be accounted for as a reverse recapitalization in accordance with GAAP because Thramann Holdings has been determined to be the accounting acquirer under ASC 805. Under this method of accounting, Auddia will be treated as the “acquired” company for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of Thramann Holdings will become the historical financial statements of the newly merged company and Auddia’s assets, liabilities and results of operations will be consolidated with Thramann Holdings beginning on the acquisition date. For accounting purposes, the financial statements of McCarthy Finney will represent a continuation of the financial statements of Thramann Holdings with the Merger being treated as the equivalent of Thramann Holdings issuing stock for the net assets of Auddia, accompanied by a recapitalization. The net assets of Auddia will be stated at historical values. Operations prior to the Merger will be presented as those of Thramann Holdings in future reports of McCarthy Finney. Earnings per share information has not been presented in the pro forma financial information because Thramann Holdings, the accounting acquirer, historically does not present earnings per share, and the pro forma financial statements follow the form and content of its historical financial statements in accordance with Article 11 of Regulation S-X. Auddia has also considered the provisions of ASC 805 and section 12100 of the SEC’s Financial Reporting Manual (the “FRM”) in making the statements that the transaction is intended to be accounted for as a reverse recapitalization and that Auddia believes Thramann Holdings is the accounting acquirer.

Upon consummation of the Merger, McCarthy Finney will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of McCarthy Finney.

Note 2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of McCarthy Finney upon consummation of the Merger in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Merger and the other related events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of McCarthy Finney following the completion of the Merger. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined financial information contained herein assumes that the Auddia stockholders approve the Business Combination.

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The following summarizes the pro forma shares of McCarthy Finney issued and outstanding immediately after the Merger:

	Number of Shares	% Ownership
Auddia stockholders - common	12,702,563	100%
Total	12,702,563	100%
Total Pro Forma Equity Value	$10,290,739
Pro Forma Book Value Per Share	$0.81

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of McCarthy Finney following the completion of the Merger. The unaudited pro forma adjustments represent Thramann Holdings management’s estimates based on information available as of the dates of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

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